UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2005
VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 914-3400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Ex-99.1 Press Release issued by ViaCell dated September 21, 2005

Item 8.01 Other Events
ViaCell, Inc. (“ViaCell”) issued a press release on September 21, 2005 announcing that the U.S. Food and Drug Administration (“FDA”) has placed a clinical hold on ViaCell’s Phase I clinical trial evaluating CB001, an investigational cord blood stem cell product for hematopoietic stem cell transplantation in patients affected by a variety of cancers. The clinical hold is not in response to any new events in the study, but rather formalizes a previously announced agreement between ViaCell and the FDA to suspend enrollment in the Phase I clinical trial.
A copy of the press release dated September 21, 2005 is being filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	- Press release issued by ViaCell dated September 21, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.

Date: September 22, 2005	By:	/s/ Anne Marie Cook

Name: Anne Marie Cook Title: Senior Vice President, Legal and General Counsel

EXHIBIT INDEX
     The following exhibit is filed herewith:

Exhibit	Description
99.1	Press release issued by ViaCell, Inc. (“ViaCell”) on September 21, 2005 announcing that the U.S. Food and Drug Administration (“FDA”) has placed a clinical hold on ViaCell’s Phase I clinical trial evaluating CB001, an investigational cord blood stem cell product for hematopoietic stem cell transplantation in patients affected by a variety of cancers. The clinical hold is not in response to any new events in the study, but rather formalizes a previously announced agreement between ViaCell and the FDA to suspend enrollment in the Phase I clinical trial.